                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) FEBRUARY 2, 1999
                                                      ----------------


                             HARVEYS CASINO RESORTS
             (Exact Name of registrant as specified in its charter)



           NEVADA                       0-25093              88-0066882
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(State or other jurisdiction of       (Commission        (I.R.S. Employer
incorporation or organization         File Number)      Identification No.)


HIGHWAY 50 AND STATELINE AVENUE, P.O. BOX 128                   89449
              LAKE TAHOE, NEVADA                              (Zip Code)
   Address of principal executive offices)



   Registrant's telephone number, including area code   (775) 588-2411
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           (Former Name or Former Address, if Changed Since Last Report

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ITEM 1.  CHANGE OF CONTROL.


     On February 2, 1999, Harveys Acquisition Corporation, a Nevada corporation ("HAC"), which was formed at the direction of Colony Investors III, L.P., a Delaware limited partnership ("Colony III") and an affiliate of Colony Capital, Inc. ("Colony Capital") of Los Angeles, California, merged (the "Merger") with and into Harveys Casino Resorts, a Nevada corporation (the "Company").

     The Merger occurred pursuant to an Agreement and Plan of Merger dated as of February 1, 1998 (the "Merger Agreement") between the Company and HAC. In the Merger, each share of common stock ("Common Stock") of the Company outstanding at the time the Merger became effective (the "Effective Time") (other than shares of Common Stock held in the Company's treasury) was converted into the right to receive $28.7343 in cash as provided in the Merger Agreement. The aggregate consideration received by holders of Common Stock at the Effective Time was $289,252,000 in cash. The capital stock of HAC prior to the Merger became the capital stock of the Company after the Merger, and the Articles of Incorporation and the Bylaws of HAC became the Articles of Incorporation and the Bylaws of the Company. The Company was the surviving corporation in the Merger and is continuing its business operations as conducted prior to the Merger. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

     In connection with the Merger, HAC issued (i) shares of its Class A Common Stock (the "Class A Common") and shares of its 13 1/2% Series A Senior Redeemable Convertible

                                     -2-

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Preferred Stock (the "Series A Preferred") to Colony HCR Voteco LLC, a
Delaware limited liability company ("Voteco") whose sole members, owners and managers are Thomas J. Barrack, Jr., the Chairman and Chief Executive Officer of the indirect general partner of Colony III, and Kelvin L. Davis, the President and Chief Operating Officer of the indirect general partner of Colony III, and (ii) shares of its Class B Common Stock (the "Class B Common") and shares of its 13 1/2% Series B Senior Redeemable Convertible Preferred Stock (the "Series B Preferred") to Colony III. Holders of Class A Common are entitled to one vote per share in all matters to be voted on by stockholders of the Company. Holders of Class B Common have no voting rights except as required by law. The Series A Preferred and Series B Preferred are convertible into Class A Common and Class B Common, respectively, at a rate of 28.7309164 shares of Class A Common or Class B Common for each share of Series A Preferred or Series B Preferred, subject to adjustment in customary circumstances to prevent dilution.

     Prior to the Merger, the Company was a publicly held company. Approximately 41% percent of the outstanding Common Stock was owned by the Ledbetter Family (William B. Ledbetter, Kirk B. Ledbetter, Jessica L. Ledbetter and a trust affiliated with the Ledbetter family). Following the Merger, Colony III owns 97% of the Class B Common, which represents approximately 96% of the common equity interest in the Company. Voteco owns 97% of the voting power in the Company through the ownership of 97% of the Class A Common. As a result, Voteco is able to govern all matters of the Company that are subject to the vote of the Company's stockholders, including the appointment of directors and the amendment of the Company's Articles of Incorporation and Bylaws. In addition, Colony III owns 99.99% of the outstanding shares of the Company's preferred stock and Voteco owns .01% of the outstanding shares of preferred stock.

     In addition, in the Merger the directors of HAC, consisting of Mr. Barrack and Mr. Davis, became directors of the Company, with Mr. Barrack becoming the Chairman of the Board of Directors. Charles W. Scharer, Chairman of the Board of Directors, President and Chief Executive Officer of the Company prior to the Merger, was appointed a director of the Company at the Effective Time.

     At the Effective Time, the Company granted to certain executive officers of the Company 660 shares of Class A Common and 66,000 shares of Class B Common in the aggregate, and committed to granting 540 shares of Class A Common and 54,000 shares of Class B Common to certain other executive officers.

     HAC financed the Merger and paid related fees and expenses with (1) proceeds of $75 million from the issuance of its Class A Common and Class B Common to Voteco and Colony III, respectively, (2) proceeds of $55,000,000 from the issuance of Series A Preferred and Series B Preferred to Voteco and Colony III, (3) borrowings in the amount of $172 million under a loan agreement dated as of January 28, 1999 (the "HAC Loan") between HAC as borrower and Wells Fargo Bank, National Association ("Wells Fargo") as lender, and (4) the Company's available cash.

     Immediately following the Merger, the Company used an initial disbursement of $172 million under an Amended and Restated Credit Agreement dated December 9, 1998 among the Company and certain of its subsidiaries as borrowers, Wells Fargo Bank as swingline lender, letter of credit issuer and agent and the lenders party thereto to repay the $172 million outstanding under the HAC Loan. Interest on the outstanding principal balance accrues at a base rate equal to the higher of (i) the prime rate, and (ii) the Federal Funds Rate (as defined in the Amended and Restated Credit Agreement) plus one-half of one percent; plus an applicable margin which is initially 1.75%. The Company may under certain circumstances elect to have interest accrue at LIBOR plus an applicable margin. The credit facility, which has a total availability of $185 million, provides for a revolving loan facility under which the Company may repay and reborrow amounts outstanding, and a swingline facility and a letter of credit facility under each of which the Company may borrow up to $5 million.

     At the time the Merger Agreement was signed, HAC and each individual member of the Ledbetter Family entered into a Noncompetition and Trade Secret Agreement. This agreement provides that for a period of three years following the Merger, none of the individual members of the Ledbetter family shall compete with the Company (except for certain permitted activities).
The agreement also (i) provides that William Ledbetter is entitled to participate in the Company's Senior Supplemental Executive Retirement Plan and to receive the perquisites provided for in his employment agreement dated November 12, 1993 until he reaches age 80; (ii) designates Jessica Ledbetter a

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Director Emerita of the Company and entitles her to complimentary services of up to $8,000 per year at Company facilities; and (iii) provides that Kirk Ledbetter will receive a payment of $195,000 and will have a life insurance policy maintained by the Company until February 2, 2009, and entitles him and his immediate family to complimentary services of up to $8,000 per year at Company facilities.

ITEM 7.  EXHIBITS

     The following exhibit is incorporated by reference into this report:

Exhibit
Number    Description
-------   -----------

2.1 Agreement and Plan of Merger dated as of February 1, 1998 by and between Harveys Acquisition Corporation, a Nevada corporation, and Harveys Casino Resorts, a Nevada corporation (incorporated herein by reference to Harveys Acquisition Corporation's Registration Statement on Form 10 (File no. 0-25093), filed November 20, 1998).

3.1 Amendments to Articles of Incorporation of Harveys Casino Resorts as Surviving Constituent Entity (filed as Exhibit A to Articles of Merger of Harveys Acquisition Corporation into Harveys Casino Resorts). (Articles of Incorporation are incorporated herein by reference to Harveys Acquisition Corporation's Registration Statement on Form 10 (File no. 0-25093), filed November 20, 1998.)

3.2 Certificate of Designation of the 13-1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($.01 par value per share) and the 13-1/2% Series B Senior Redeemable Convertible Cumulative Preferred Stock ($.01 par value per share) of Harveys Casino Resorts.
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HARVEYS CASINO RESORTS



Date: February 12, 1999                 /s/ John J. McLaughlin
                                        -------------------------------------
                                        John J. McLaughlin
                                        Senior Vice President,
                                        Chief Financial Officer


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                     EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit
Number    Description
--------  -----------

2.1 Agreement and Plan of Merger dated as of February 1, 1998 by and between Harveys Acquisition Corporation, a Nevada corporation, and Harveys Casino Resorts, a Nevada corporation (incorporated herein by reference to Harveys Acquisition Corporation's Registration Statement on Form 10 (File no. 0-25093), filed November 20, 1998).

3.1 Amendments to Articles of Incorporation of Harveys Casino Resorts as Surviving Constituent Entity (filed as Exhibit A to Articles of Merger of Harveys Acquisition Corporation into Harveys Casino Resorts). (Articles of Incorporation are incorporated herein by reference to Harveys Acquisition Corporation's Registration Statement on Form 10 (File no. 0-25093), filed November 20, 1998.)

3.2 Certificate of Designation of the 13-1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock ($.01 par value per share) and the 13-1/2% Series B Senior Redeemable Convertible Cumulative Preferred Stock ($.01 par value per share) of Harveys Casino Resorts.
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